UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2004

Guilford Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-631-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, Guilford Pharmaceuticals Inc. entered into a definitive merger agreement with ProQuest Pharmaceuticals, Inc., a privately held biopharmaceutical company based in Lawrence, Kansas. Pursuant to the terms of the merger agreement, a newly-formed Delaware corporation and wholly-owned subsidiary of Guilford will merge with and into ProQuest, with ProQuest becoming a wholly-owned subsidiary of Guilford. The merger has been approved by the boards of directors of Guilford and ProQuest and has been approved by ProQuest’s stockholders. Approval of the merger by Guilford’s stockholders is not required and has not been solicited.

Under the terms of the merger agreement, Guilford will acquire ProQuest for approximately $7.0 million of Guilford’s common stock. The actual number of shares of Guilford common stock that ProQuest stockholders will receive in the merger will be based on the average closing price of Guilford’s common stock for the 30-day period ending two days prior to the closing of the merger but will not exceed 2 million shares in total. The merger agreement otherwise contains representations, warranties, covenants and conditions customary for transactions of this type.

The merger supersedes a technology license agreement signed between Guilford and ProQuest in March 2000, under which Guilford obtained worldwide development and commercialization rights to AQUAVAN(R) Injection ("Aquavan"), a novel sedative/hypnotic currently in Phase III clinical testing, in exchange for upfront equity payments to ProQuest and future milestone and royalty payments payable upon the commercialization of Aquavan. Through the acquisition of ProQuest, Guilford will obtain full ownership of the worldwide intellectual property rights to Aquavan.

The transaction is expected to be completed later in December 2004, and is intended to qualify as a tax-free reorganization under applicable tax laws.

The closing and consummation of the merger is subject to a number of conditions, including, but not limited to, the receipt of all applicable governmental approvals, the absence of any judgment, decree, injunction or other order or law that prohibits or enjoins the consummation of the merger, and there being no more than five percent (5%) of ProQuest’s stockholders exercising dissenters’ rights under Delaware law.

A copy of Guilford’s press release announcing the merger, which was issued on December 2, 2004, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Press Release dated December 2, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

December 6, 2004	By:	Asher M. Rubin

Name: Asher M. Rubin
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99..1	Press Release dated December 2, 2004.